Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
Nos. 33-13912, 33-22572, 33-31798, 33-36163, and 33-49638 all on Form S-8
and Registration Statement No. 33-51177 on Form S-3, of our report dated March 11, 1996 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for income taxes in the fiscal year ended January 29, 1994), included in the Annual Report on Form 10-K of Fred Meyer, Inc. for the year ended February 3, 1996.


DELOITTE & TOUCHE LLP
Portland, Oregon
March 20, 1996